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                                                                     EXHIBIT 11




                  MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                         THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                                  ------------------------------  ---------------------------
   in thousands, except share and per share data                          1997          1996           1997          1996
 ============================================================================================================================
   PRIMARY EARNINGS PER SHARE:
    Net income                                                               $649           $713         $1,715       $1,645

    Weighted average common shares outstanding                          5,781,991      5,743,222      5,771,036    4,731,997
    Effect of stock options and warrants                                   60,837        118,880         99,658       76,584
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     Adjusted shares outstanding                                        5,842,828      5,862,102      5,870,694    4,808,581
 ----------------------------------------------------------------------------------------------------------------------------
    Net income per common share                                             $0.11          $0.12          $0.29        $0.34
 ============================================================================================================================

   FULLY DILUTED EARNINGS PER SHARE:
    Net income                                                               $649           $713         $1,715       $1,645

    Weighted average common shares outstanding                          5,781,991      5,743,222      5,771,036    4,731,997
    Effect of stock options and warrants                                   99,658        129,700         99,658      129,700
 ----------------------------------------------------------------------------------------------------------------------------
     Adjusted shares outstanding                                        5,881,649      5,872,922      5,870,694    4,861,697
 ----------------------------------------------------------------------------------------------------------------------------
    Net income per common share                                             $0.11          $0.12          $0.29        $0.34
 ============================================================================================================================




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